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                                  EXHIBIT 99.2


[IBSS Logo]
INTEGRATED BUSINESS SYSTEMS AND SERVICES, INC.
115 ATRIUM WAY, SUITE 228
COLUMBIA, SC  29223
(803) 736-5595   FAX  (803) 736-5639


MEDIA CONTACT                         INVESTOR CONTACTS
Lorri-Ann Carter                      Dian Griesel, Ph.D. / Juan Dominguez
CarterTodd & Associates, Inc.         The Investor Relations Group
803.779.4005                          212.736.2650
la@cartertodd.com                     TheProTeam@aol.com


  INTEGRATED BUSINESS SYSTEMS & SERVICES APPOINTS BILL MCMASTER AS ITS CFO AND
                                 GENERAL COUNSEL

 NEXSEN PRUET JACOBS & POLLARD PARTNER JOINS PUBLICLY TRADED TECHNOLOGY COMPANY

Columbia, SC-August 21, 2000 -Integrated Business Systems & Services, Inc. ("IBSS") (NasdaqNM: IBSS) today announced the expansion of its executive team with the addition of William ("Bill") McMaster as its CFO and General Counsel. Mr. McMaster has over fifteen years experience in representing publicly held companies in the areas of corporate finance, securities regulation, mergers and acquisitions and employee benefit plans. As CFO and General Counsel, he will oversee IBSS' reporting, financial control, investor relations, treasury, and legal compliance functions. Additionally, he will coordinate all capital raising activities and any merger acquisition or similar transactions.

"Bill McMaster joins us with a wealth of experience in public companies, having served for over fifteen years in the legal and financial industries," said Harry Langley, president and CEO of IBSS. "He has substantial experience in the representation of public companies and enterprises in the process of raising private capital and public capital, including the Nasdaq and national stock exchange listings. IBSS is very fortunate to have Mr. McMaster on board with us at a time the company has recently qualified and begun trading on the Nasdaq National Market."

Prior to joining IBSS, Mr. McMaster was a partner in the law firm of Nexsen Pruet Jacobs & Pollard, LLP, where he was IBSS' outside corporate counsel, and where he is expected to continue to serve in an "Of Counsel" position. At Nexsen Pruet, Mr. McMaster was the team leader of the securities practice group for the firm's publicly traded clients. Before Nexsen Pruet, Mr. McMaster practiced securities law for four years with the law firm of Vinson & Elkins in Houston, Texas and worked for two years with Price Waterhouse in Washington, D.C. He became a Certified Public Accountant in 1981 and was admitted to the Texas Bar in 1985 and the South Carolina Bar in 1989.

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ABOUT IBSS

Integrated Business Systems and Services, Inc. provides value added electronic business software products and services to manufacturers and other enterprises throughout the country that require the use of transaction processing technology and other technology connectivity solutions. Through the licensing, installation, and servicing of Synapse, IBSS' technology, the company brings a new paradigm to the middleware and integrated systems market. IBSS has the opportunity to establish Synapse as a standard because its architecture provides the framework that allows traditional businesses to easily and rapidly transition from the current way they do business to the new e-business paradigm. IBSS provides a line of Synapse-based products that include Synapse Manufacturing(TM) for manufacturing plant automation; Synapse EAI+(TM) for enterprise modeling and application integration; and Synapse B2B(TM) for integrating a company's applications directly with its trading partners' Web sites and ERP or legacy systems. IBSS has offices in Columbia and Detroit. For more information about IBSS' products and services, call 800-553-1038 or visit www.ibss.net.

Except for the historical information herein, the matters discussed in this news release include forward-looking statements that may involve a number of risks and uncertainties. Actual results may vary significantly based on a number of factors, including, but not limited to, risks in product and technology development and integration, market acceptance of new products and continuing product demand, the impact of competitive products and pricing, changing economic conditions and other risk factors detailed in the Company's most recent annual report and other filings with the Securities and Exchange Commission.

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